Exhibit 99.1

500 Laurel Street Baton Rouge, LA 70801 Phone: 877.614.7600

FOR IMMEDIATE RELEASE	Misty Albrecht
January 25, 2021	b1BANK
225.286.7879
Misty.Albrecht@b1BANK.com

BUSINESS FIRST BANCSHARES, INC., ANNOUNCES FINANCIAL RESULTS FOR FISCAL YEAR 2020 AND Q4 2020

Baton Rouge, La. (January 25, 2021) – Business First Bancshares, Inc. (NASDAQ: BFST) (Business First), parent company of b1BANK, Baton Rouge, Louisiana, today announced its unaudited results for the year ended December 31, 2020, including net income of $30.0 million, or $1.64 per diluted share, an increase of $6.2 million and decrease of $0.10, respectively, from prior year ended December 31, 2019. On a non-GAAP basis, core net income for the year ended December 31, 2020, which excludes certain income and expenses, was $37.5 million, or $2.05 per diluted share, an increase of $12.9 million and an increase of $0.25, respectively, from prior year ended December 31, 2019.

For the quarter ended December 31, 2020, Business First reported net income of $13.8 million, or $0.67 per diluted share, increases of $8.1 million and $0.25, respectively, from the quarter ended December 31, 2019. On a non-GAAP basis, core net income for the quarter ended December 31, 2020, which excludes certain income and expenses, was $14.1 million, or $0.68 per diluted share, an increase of $8.0 million and an increase of $0.23, respectively, from the quarter ended December 31, 2019.

“We finished the year right where we set out to last spring, though we never imagined the path we would all take to get here,” said Jude Melville, president and CEO. “b1BANK’s core earnings power reflects our increasing scale and improving efficiency, our asset quality is stable and our balance sheet is as liquid as it’s ever been.  Our people were called upon to process PPP loans, originate and close Main Street Lending Program relationships, and integrate a significant acquisition, all while being tested by COVID-19 and two hurricanes.  Not only did they respond, they responded with confidence and pride. Never before has our team been as proud to be community bankers and never before have I been as proud to be a part of their team.”

                                      b1BANK.com

On January 25, 2021, Business First’s board of directors declared a quarterly dividend based upon financial performance for the fourth quarter in the amount of $0.10 per share, same as the prior quarter, to the common shareholders of record as of February 15, 2021. The dividend will be paid on February 28, 2021, or as soon thereafter as practicable.

Quarterly Highlights

●

Main Street Lending Program. Business First continued to support its clients through the COVID-19 pandemic by electing to participate in the Main Street Lending Program established by the Federal Reserve. Business First was able to originate 45 loans with an aggregate original principal balance of $327.8 million during the third and fourth quarter of 2020, resulting in a gain on sale of $4.2 million related to the transfer of 95% of the principal loan balance, or $311.4 million. As of December 31, 2020, Business First retained $16.4 million of the loan balances with an average balance of $364,000.

●

Stable Credit Quality. Ratios of nonperforming loans compared to loans held for investment and nonperforming assets compared to total assets remained stable from 0.32% and 0.54%, respectively, at September 30, 2020, to 0.35% and 0.48% at December 31, 2020. At December 31, 2019, ratios of nonperforming loans compared to loans held for investment and nonperforming assets compared to total assets were 0.53% and 0.58%, respectively, representing stable credit quality through the year ended December 31, 2020.

●

Net Interest Margin and Spread. Net interest margin and spread increased from 4.06% and 3.81%, respectively, for the quarter ended September 30, 2020, to 4.26% and 4.03% for the quarter ended December 31, 2020. The increases were largely attributable to purchase accounting accretion (loans and deposits/borrowings), the forgiveness of SBA PPP loans, which accelerated recognition of net loan origination fees, and repricing of deposits. Excluding loan discount accretion, non-GAAP net interest margin and spread were 3.99% and 3.75%, respectively, for the quarter ended December 31, 2020, compared to 3.81% and 3.56% for the quarter ended September 30, 2020.

●

Loan Growth. Total loans held for investment at December 31, 2020, were $3.0 billion, a decrease of $91.1 million compared to September 30, 2020. Loans declined (2.96) %, or (11.82) % annualized, for the quarter ended December 31, 2020. The majority of the decline was attributable to the U.S. Small Business Administration (SBA) Paycheck Protection Program (PPP) loan forgiveness, which consisted of $82.2 million of the net decrease in the loan portfolio. Total loans declined, excluding SBA PPP loan forgiveness, for the quarter ended December 31, 2020 by (0.33) %, or (1.32) % annualized. Organic loan growth, excluding SBA PPP and acquired Pedestal Bank (Pedestal) loans from the May 1, 2020 acquisition, for the year ended December 31, 2020 was 6.29%.

                                      b1BANK.com

●

Stock Repurchase Program. Business First repurchased 45,800 shares of stock at a weighted average price per share of $17.42 during the quarter ended December 31, 2020, or 104% of tangible book value per share as of December 31, 2020. For the year ended December 31, 2020, Business First repurchased 480,581 shares of stock at a weighted average price per share of $12.06, or 72% of tangible book value per share as of December 31, 2020.

Financial Condition

December 31, 2020, Compared to September 30, 2020

Loans

Total loans held for investment decreased by $91.1 million compared to September 30, 2020. The decrease was largely attributable to SBA PPP forgiveness within the commercial portfolio of $79.0 million. Loans declined (2.96) %, or (11.82) % annualized, for the quarter ended December 31, 2020. Total loans declined, excluding the reduction from SBA PPP loan forgiveness, for the quarter ended December 31, 2020 by (0.33) %, or (1.32) % annualized. At December 31, 2020, SBA PPP loans with a principal balance of $315.5 million remain outstanding.

Loan growth contracted for the quarter ended December 31, 2020, due to the significant effort placed into accommodating client requests for the Main Street Lending Program. Business First was able to originate $317.2 million loans of which $301.4 million (95% of the total originated) were sold/participated to the Main Street Lending Program during the quarter ended December 31, 2020.

Business First’s unfunded commitments remained constant throughout the quarter ended December 31, 2020. Business First has not identified any unusual customer usage of unfunded commitments since the beginning of the COVID-19 pandemic in March 2020.

Borrowings

Due to b1BANK’s increased cash position/liquidity (including increased liquidity resulting from SBA PPP forgiveness), Business First elected to extinguish $74.0 million of its higher-rate, longer-term Federal Home Loan Bank (FHLB) borrowings with a weighted average rate of 2.25% during December 2020. Business First will save approximately $1.7 million in interest expense during 2021 due to the extinguishment. Business First incurred a loss on early extinguishment of debt of $2.4 million.

                                      b1BANK.com

Credit Quality

Nonperforming loans as a percentage of total loans held for investment increased from 0.32% as of September 30, 2020, to 0.35% as of December 31, 2020. Nonperforming assets as a percentage of total assets decreased from 0.54% as of September 30, 2020, to 0.48% as of December 31, 2020. The increase in the nonperforming loan ratio was attributable to increases in nonaccrual loans and the decrease in the nonperforming asset ratio was attributable to the sale of other real estate owned properties during the quarter ended December 31, 2020.

Total Shareholders’ Equity

Book value per common share was $19.88 at December 31, 2020, compared to $19.26 at September 30, 2020. On a non-GAAP basis, tangible book value per share was $16.80 at December 31, 2020, compared to $16.18 at September 30, 2020. Business First repurchased 45,800 shares of stock at a weighted average price per share of $17.42 during the quarter ended December 31, 2020.

December 31, 2020, Compared to December 31, 2019

Loans

Total loans held for investment increased by $1.3 billion compared to December 31, 2019, or 74.91%, due primarily to the acquisition of Pedestal and origination of SBA PPP loans. Organic loan growth, excluding SBA PPP and acquired Pedestal loans from the May 1, 2020 acquisition, for the year ended December 31, 2020 was 6.29%1.

Credit Quality

Nonperforming loans as a percentage of total loans held for investment decreased from 0.53% as of December 31, 2019, to 0.35% as of December 31, 2020. Nonperforming assets as a percentage of total assets decreased from 0.58% as of December 31, 2019, to 0.48% as of December 31, 2020. The decreases were largely attributable to an increase in overall total loans held for investment and total assets from the acquisition of Pedestal during the quarter ended June 30, 2020.

1Calculated by adjusting the beginning loans, $1.7 billion, for the acquired Pedestal loans net of the purchase discount and SBA PPP loans acquired, or $807.2 million, for an adjusted beginning of $2.5 billion, and then removing the remaining SBA PPP loans at December 31, 2020, $315.5 million, from the change of the adjusted beginning to the actual ending at December 31, 2020, or $3.0 billion.  This results in a net increase of $158.4 million, divided by the beginning adjusted balance of $2.5 billion, or 6.29%.

                                      b1BANK.com

Total Shareholders’ Equity

Book value per common share was $19.88 at December 31, 2020, compared to $21.47 at December 31, 2019. On a non-GAAP basis, tangible book value per share was $16.80 at December 31, 2020, compared to $17.31 at December 31, 2019. The decreases were attributable to the initial book value dilution caused by the acquisition of Pedestal during the quarter ended June 30, 2020.

Results of Operations

Fourth Quarter 2020 Compared to Third Quarter 2020

Net Income and Diluted Earnings Per Share

For the quarter ended December 31, 2020, net income was $13.8 million, or $0.67 per diluted share, compared to net income of $9.6 million, or $0.46 per diluted share, for the quarter ended September 30, 2020. The increases were largely attributable to an increase in net interest income (primarily due to the accelerated recognition of SBA PPP net loan origination fees due to forgiveness), decrease in interest-bearing deposits due to continued repricing of deposits, and an increase in gain on sale of loans due to the Main Street Lending Program, offset by an increase in other expense due to the extinguishment of FHLB borrowings.

On a non-GAAP basis, core net income, which excludes certain income and expenses, for the quarter ended December 31, 2020, was $14.1 million, or $0.68 per diluted share, compared to core net income of $11.0 million, or $0.53 per diluted share, for the quarter ended September 30, 2020. Notable noncore events impacting earnings for the quarter ended December 31, 2020, included the incurrence of $568,000 in acquisition-related expenses and $158,000 in gains attributed to former bank premises and equipment in other income, compared to the incurrence of $1.2 million in acquisition-related expenses and $635,000 in losses attributed to losses on former bank premises and equipment in other income, largely attributable to branches planned to be closed as a result of the Pedestal acquisition for the quarter ended September 30, 2020.

                                      b1BANK.com

Interest Income

For the quarter ended December 31, 2020, net interest income totaled $39.6 million and net interest margin and net interest spread were 4.26% and 4.03%, respectively, compared to $36.9 million, 4.06% and 3.81% for the quarter ended September 30, 2020. The average yield on the loan portfolio (excluding SBA PPP loans) was 5.59% for the quarter ended December 31, 2020, compared to 5.65% for the quarter ended September 30, 2020. The average yield on total interest-earning assets was 4.78% for the quarter ended December 31, 2020, compared to 4.67% for the quarter ended September 30, 2020. The increase in interest income was largely attributable to accelerated recognition of SBA PPP net loan origination fees due to forgiveness ($3.2 million total, with approximately $1.8 million accelerated due to forgiveness) for the quarter ended December 31, 2020.

Net interest margin and net interest spread were positively impacted for the quarter ended December 31, 2020, by additional loan discount accretion, 3 basis points impact to both ratios, additional SBA PPP origination fees, 18 basis point impact to both ratios, and reduction in the overall cost of funds (which includes noninterest-bearing deposits).

The average loan yield (excluding SBA PPP loans) was impacted by the origination of loans at lower rates than payoffs during the quarter due to the decline in rates which has occurred since the COVID 19-pandemic.

Non-GAAP net interest margin and net interest spread (excluding loan discount accretion of $2.6 million) were 3.99% and 3.75%, respectively, for the quarter ended December 31, 2020, compared to 3.81% and 3.56% (excluding loan discount accretion of $2.3 million) for the quarter ended September 30, 2020.

Interest Expense

For the quarter ended December 31, 2020, overall cost of funds (which includes noninterest-bearing deposits) decreased by 10 basis points, from 0.63% to 0.53%, compared to the quarter ended September 30, 2020. The decrease in cost of funds was largely attributable to the repricing of deposits.

Other Income

For the quarter ended December 31, 2020, other income was impacted by a $4.4 million increase in gain on sale of loans primarily associated with the Main Street Lending Program, as well as a net increase of $981,000 in gains on sale of other real estate owned and disposal of assets, compared to the quarter ended September 30, 2020.

                                      b1BANK.com

Other Expenses

For the quarter ended December 31, 2020, the increase in other expenses was largely attributed to a loss on early extinguishment of FHLB borrowings resulting in a net loss of $2.4 million (including the remaining purchase discounts) and an additional $250,000 accrual for shareholder tax within other expenses, $325,000 in advertising and promotions, offset by a $522,000 decrease in salaries and employee benefits, compared to the quarter ended September 30, 2020.

Provision for Loan Losses

During the quarter ended December 31, 2020, Business First recorded a provision for loan losses of $2.1 million, compared to $2.5 million for the quarter ended September 30, 2020. The reserve for the quarter ended December 31, 2020, was impacted by net charge-offs of $450,000 and the continued impact of the qualitative factors related to COVID-19.

Return on Assets and Equity

Return on average assets and equity, each on an annualized basis, were 1.37% and 13.86%, respectively, for the quarter ended December 31, 2020, compared to 0.98% and 9.85%, respectively, for the quarter ended September 30, 2020. Both returns were positively impacted by higher net income for the quarter ended December 31, 2020.

Fourth Quarter 2020 Compared to Fourth Quarter 2019

Net Income and Diluted Earnings Per Share

For the quarter ended December 31, 2020, net income was $13.8 million, or $0.67 per diluted share, compared to net income of $5.8 million, or $0.42 per diluted share, for the quarter ended December 31, 2019. The increases in net income and diluted earnings per share were largely attributable to the increases in net interest income and other income related to the acquisition of Pedestal on May 1, 2020, as well as the SBA PPP and Main Street Lending Program, offset by increases in the provision for loan losses associated with the COVID-19 pandemic in 2020, additional expenses associated with the acquisition of Pedestal on May 1, 2020, and loss on early extinguishment of FHLB borrowings.

                                      b1BANK.com

On a non-GAAP basis, core net income, which excludes certain income and expenses, for the quarter ended December 31, 2020, was $14.1 million, or $0.68 per diluted share, compared to core net income of $6.1 million, or $0.45 per diluted share, for the quarter ended December 31, 2019. Notable noncore events impacting earnings for the quarter ended December 31, 2020, included the incurrence of $568,000 in acquisition-related expenses and $158,000 in gains attributed to former bank premises and equipment in other income, compared to the incurrence of $125,000 losses associated with the disposal of former bank premises and equipment in other income related to the rebranding of b1BANK and a $216,000 adjustment to estimated provision for income taxes associated with the sale of the Mangham banking center for the quarter ended December 31, 2019.

Interest Income

For the quarter ended December 31, 2020, net interest income totaled $39.6 million and net interest margin and net interest spread were 4.26% and 4.03%, respectively, compared to compared to $20.6 million, 4.08% and 3.65% for the quarter ended December 31, 2019. The average yield on the loan portfolio (excluding SBA PPP loans) was 5.59% for the quarter ended December 31, 2020, compared to 5.82% for the quarter ended December 31, 2019. The average yield on total interest-earning assets was 4.78% for the quarter ended December 31, 2020, compared to 5.28% for the quarter ended December 31, 2019. The increase in interest income was largely attributable to higher average balances due to the Pedestal acquisition and origination of SBA PPP loans during 2020.

Average loan yield (excluding SBA PPP loans), average yield on total interest-earning assets, net interest margin, and net interest spread were impacted for the quarter ended December 31, 2020, by the federal funds rate cuts of 175 basis points, which occurred during the fourth quarter of 2019 through the first quarter of 2020. The average yield on total interest-earning assets was also impacted by the lower-yielding SBA PPP loans originated.

Non-GAAP net interest margin and net interest spread (excluding loan discount accretion of $2.6 million) were 3.99% and 3.75%, respectively, for the quarter ended December 31, 2020, compared to 3.92% and 3.49% (excluding loan discount accretion of $800,000) for the quarter ended December 31, 2019.

Interest Expense

For the quarter ended December 31, 2020, overall cost of funds (which includes noninterest-bearing deposits) decreased by 74 basis points, from 1.27% to 0.53%, compared to the quarter ended December 31, 2019. The decrease in cost of funds was partially attributable to the accretion of deposit and FHLB premiums associated with the Pedestal acquisition, $780,000 or 9 basis points, but primarily attributable to an overall reduction in interest rates on deposit offerings and the lower-yielding deposit portfolio acquired from Pedestal.

                                      b1BANK.com

Other Income

For the quarter ended December 31, 2020, the increase in other income was largely attributable to the acquisition of Pedestal during the quarter ended June 30, 2020, and $4.4 million gain on sale of loans primarily associated with the Main Street Lending Program, compared to the quarter ended December 31, 2019.

Other Expenses

For the quarter ended September 30, 2020, the increase in other expenses was largely attributable to the acquisition of Pedestal during the quarter ended June 30, 2020 and the $2.4 million loss on early extinguishment of FHLB borrowings, compared to the quarter ended December 31, 2019.

Provision for Loan Losses

During the quarter ended December 31, 2020, Business First recorded a provision for loan losses of $2.1 million compared to $192,000 for the quarter ended December 31, 2019. The reserve for the quarter ended December 31, 2020, was impacted by $450,000 in net charge-offs and the impact of the COVID-19 pandemic on the qualitative factors within the allowance for loan and lease losses.

Return on Assets and Equity

Return on average assets and return on average equity, each on an annualized basis, were 1.37% and 13.86%, respectively, for the quarter ended December 31, 2020, from 1.04% and 8.18%, respectively, for the quarter ended December 31, 2019. Both returns were positively impacted by higher net income for the quarter ended December 31, 2020.

About Business First Bancshares, Inc.

Business First Bancshares, Inc., through its banking subsidiary b1BANK operates 42 banking centers in markets across Louisiana and in the Dallas, Texas area. b1BANK provides commercial and personal banking, treasury management and wealth solutions services to small to midsize businesses and their owners and employees. Visit www.b1BANK.com for more information. Business First’s common stock is traded on the NASDAQ Global Select Market under the symbol “BFST.”

                                      b1BANK.com

Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures (e.g., referenced as “core”) intended to supplement, not substitute for, comparable GAAP measures. These measures typically adjust income available to common shareholders for certain significant activities or transactions that, in management’s opinion, can distort period-to-period comparisons of Business First’s performance. Transactions that are typically excluded from non-GAAP measures include realized and unrealized gains/losses on former bank premises and equipment, investment sales, impaired loan sales, acquisition-related expenses (including, but not limited to, legal costs, system conversion costs, severance and retention payments, etc.). Management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core business. These non-GAAP disclosures are not necessarily comparable to non-GAAP measures that may be presented by other companies. Reconciliations of non-GAAP financial measures to GAAP financial measures are provided at the end of the tables below.

Special Note Regarding Forward-Looking Statements

Certain statements contained in this release may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “may,” “might,” “will,” “would,” “could,” or “intend.” We caution you not to place undue reliance on the forward-looking statements contained in this news release, in that actual results could differ materially from those indicated in such forward-looking statements as a result of a variety of factors, including those factors specified in our Annual Report on Form 10-K and other public filings. Actual results will also be significantly impacted by the effects of the ongoing COVID-19 pandemic, including, among other effects: the impact of the public health crisis; the extent and duration of closures of businesses, including our branches, vendors and customers; the operation of financial markets; employment levels; market liquidity; the impact of various actions taken in response by the U.S. federal government, the Federal Reserve, other banking regulators, state and local governments; the adequacy of our allowance for loan losses in relation to potential losses in our loan portfolio; and the impact that all of these factors have on our borrowers, other customers, vendors and counterparties. We undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date of this news release.

Additional Information

For additional information on Business First, you may obtain Business First’s reports that are filed with the Securities and Exchange Commission (SEC) free of charge by using the SEC’s EDGAR service on the SEC’s website at www.sec.gov or by contacting the SEC for further information at 1-800-SEC-0330. Alternatively, these documents can be obtained free of charge from Business First by directing a request to: Business First Bancshares, Inc., 500 Laurel Street, Suite 101, Baton Rouge, Louisiana 70801, Attention: Corporate Secretary.

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No Offer or Solicitation

This release does not constitute or form part of any offer to sell, or a solicitation of an offer to purchase, any securities of the Company. There will be no sale of securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

                                      b1BANK.com

Business First Bancshares, Inc.

Selected Financial Information

(Unaudited)

	December 31,	September 30,	December 31,
(Dollars in thousands)	2020	2020	2019

Balance Sheet Ratios

Loans (HFI) to Deposits	82.71%	95.25%	95.97%
Shareholders' Equity to Assets Ratio	9.85%	10.07%	12.54%

Loans Receivable Held for Investment

Commercial (1)	$886,325	$1,015,173	$390,398
Real Estate:
Construction and Land	403,065	334,100	244,181
Farmland	55,883	56,567	48,681
1-4 Family Residential	468,650	493,344	293,142
Multi-Family Residential	95,707	99,901	36,454
Nonfarm Nonresidential	971,603	970,197	612,608
Total Real Estate	1,994,908	1,954,109	1,235,066
Consumer (1)	110,122	113,192	84,801
Total Loans (Held for Investment)	$2,991,355	$3,082,474	$1,710,265

Allowance for Loan Losses

Balance, Beginning of Period	$20,340	$18,715	$12,090
Charge-offs – Quarterly	(715)	(956)	(190)
Recoveries – Quarterly	265	90	32
Provision for Loan Losses – Quarterly	2,134	2,491	192
Balance, End of Period	$22,024	$20,340	$12,124

Allowance for Loan Losses to Total Loans (HFI)	0.74%	0.66%	0.71%
Net Charge-offs (Recoveries) to Average Total Loans	0.01%	0.03%	0.01%

Remaining Loan Purchase Discount	$35,580	$38,207	$3,536

Nonperforming Assets

Nonperforming Loans:
Nonaccrual Loans (2)	$9,063	$7,988	$8,977
Loans Past Due 90 Days or More (2)	1,523	1,986	72
Total Nonperforming Loans	10,586	9,974	9,049
Other Nonperforming Assets:
Other Real Estate Owned	9,051	10,994	4,036
Other Nonperforming Assets:	402	414	160
Total Other Nonperforming Assets	9,453	11,408	4,196
Total Nonperforming Assets	$20,039	$21,382	$13,245

Nonperforming Loans to Total Loans (HFI)	0.35%	0.32%	0.53%
Nonperforming Assets to Total Assets	0.48%	0.54%	0.58%

(1) Small Business Adminstration SBA Paycheck Protection Program PPP loans accounted for $313.9 million and $1.6 million of the Commercial and Consumer portfolios, respectively, as of December 31, 2020. SBA PPP loans accounted for $392.9 million  and $4.8 million of the Commercial and Consumer portfolios, respectively, as of September 30, 2020.

(2) Past due and nonaccrual loan amounts exclude acquired impaired loans, even if contractually past due or if the Company does not expect to receive payment in full, as the Company is currently accreting interest income over the expected life of the loans.

                                      b1BANK.com

Business First Bancshares, Inc.

Selected Financial Information

(Unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands, except per share data)	2020	2020	2019	2020	2019

Per Share Data

Basic Earnings per Common Share	$0.67	$0.47	$0.43	$1.65	$1.79
Diluted Earnings per Common Share	0.67	0.46	$0.42	1.64	1.74
Dividends per Common Share	0.10	0.10	0.10	0.40	0.38
Book Value per Common Share	19.88	19.26	21.47	19.88	21.47

Average Common Shares Outstanding	20,590,239	20,613,481	13,277,968	18,169,599	13,310,577
Average Diluted Shares Outstanding	20,726,648	20,704,444	13,638,168	18,243,445	13,670,777
End of Period Common Shares Outstanding	20,621,437	20,667,237	13,279,363	20,621,437	13,279,363

Annualized Performance Ratios

Return on Average Assets	1.37%	0.98%	1.04%	0.88%	1.11%
Return on Average Equity	13.86%	9.85%	8.18%	8.42%	8.70%
Net Interest Margin	4.26%	4.06%	4.08%	4.06%	4.10%
Net Interest Spread	4.03%	3.81%	3.65%	3.77%	3.67%
Efficiency Ratio (1)	60.27%	65.65%	66.50%	67.75%	64.37%

Total Quarterly/Year-to-Date Average Assets	$4,029,660	$3,933,631	$2,209,182	$3,426,120	$2,136,081
Total Quarterly/Year-to-Date Average Equity	399,332	390,209	281,589	356,339	273,205

Other Expenses

Salaries and Employee Benefits	$14,908	$15,430	$9,025	$57,394	$35,126
Occupancy and Bank Premises	1,525	1,394	920	5,349	4,332
Depreciation and Amortization	1,338	1,322	588	4,334	2,494
Data Processing	1,967	1,832	477	5,506	2,049
FDIC Assessment Fees	595	594	(15)	1,608	278
Legal and Other Professional Fees	626	555	302	2,118	1,319
Advertising and Promotions	645	320	385	1,605	1,535
Utilities and Communications	617	789	316	2,368	1,334
Ad Valorem Shares Tax	850	673	388	2,348	1,423
Directors' Fees	173	117	119	464	570
Other Real Estate Owned Expenses and Write-Downs	132	171	632	607	750
Merger and Conversion-Related Expenses	548	556	(1)	3,978	330
Other	5,678	3,198	2,067	13,314	6,908
Total Other Expenses	$29,602	$26,951	$15,203	$100,993	$58,448

Other Income

Service Charges on Deposit Accounts	$1,672	$1,592	$1,028	$5,358	$4,035
Gain on Sales of Securities	15	95	22	135	106
Debit card and ATM Fee Income	1,555	1,399	450	4,320	1,847
Bank-Owned Life Insurance Income	251	237	170	940	687
Gain on Sales of Loans	4,413	-	115	4,597	230
Mortgage Origination Income	208	123	113	572	421
Brokerage Commission	433	281	15	970	73
Correspondent Bank Income	49	45	75	235	418
Rental Income	12	14	2	72	490
Gain (loss) on Sale of Banking Center	-	-	-	-	581
Gain (loss) on Sales of Other Real Estate Owned	199	(104)	(7)	227	20
Loss on Disposal of Other Assets	51	(627)	(124)	(576)	(774)
Pass-through Income from SBIC Partnerships	170	364	149	2,538	1,553
Other	519	798	248	2,176	1,021
Total Other Income	$9,547	$4,217	$2,256	$21,564	$10,708

(1) Noninterest expense (excluding provision for loan losses) divided by noninterest income plus net interest income less gain/loss on sales of securities.

                                      b1BANK.com

Business First Bancshares, Inc.

Consolidated Balance Sheets

(Unaudited)

	December 31,	September 30,	December 31,
(Dollars in thousands)	2020	2020	2019

Assets

Cash and Due From Banks	$149,131	$103,894	$89,371
Federal Funds Sold	174,152	8,395	61,372
Securities Available for Sale, at Fair Values	640,605	547,535	278,193
Mortgage Loans Held for Sale	969	671	251
Loans and Lease Receivable	2,991,355	3,082,474	1,710,265
Allowance for Loan Losses	(22,024)	(20,340)	(12,124)
Net Loans and Lease Receivable	2,969,331	3,062,134	1,698,141
Premises and Equipment, Net	58,593	59,241	29,280
Accrued Interest Receivable	23,895	25,622	8,025
Other Equity Securities	12,693	15,641	12,565
Other Real Estate Owned	9,051	10,994	4,036
Cash Value of Life Insurance	45,030	44,779	32,568
Deferred Taxes, Net	5,858	5,829	2,145
Goodwill	53,862	53,627	48,495
Core Deposit Intangible	9,734	10,061	6,694
Other Assets	7,456	6,247	2,699

Total Assets	$4,160,360	$3,954,670	$2,273,835

Liabilities

Deposits:
Noninterest-Bearing	$1,164,139	$945,485	$398,847
Interest-Bearing	2,452,540	2,290,776	1,383,163
Total Deposits	3,616,679	3,236,261	1,782,010

Securities Sold Under Agreements to Repurchase	21,825	24,604	67,989
Short-Term Borrowings	5,020	5,033	-
Long-Term Borrowings	6,000	6,000	-
Paycheck Protection Program Liquidity Facility	-	107,076	-
Subordinated Debt	25,000	25,000	25,000
Subordinated Debt -Trust Preferred Securities	5,000	5,000	-
Federal Home Loan Bank Borrowings	43,145	117,950	93,000
Accrued Interest Payable	2,499	3,621	1,533
Other Liabilities	25,229	26,039	19,206

Total Liabilities	3,750,397	3,556,584	1,988,738

Shareholders' Equity

Common Stock	20,621	20,667	13,279
Additional Paid-In Capital	299,540	299,762	212,505
Retained Earnings	79,174	67,399	56,700
Accumulated Other Comprehensive Income	10,628	10,258	2,613

Total Shareholders' Equity	409,963	398,086	285,097

Total Liabilities and Shareholders' Equity	$4,160,360	$3,954,670	$2,273,835

                                      b1BANK.com

Business First Bancshares, Inc.

Consolidated Statements of Income

(Unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands)	2020	2020	2019	2020	2019

Interest Income:
Interest and Fees on Loans	$41,762	$39,918	$24,732	$140,459	$95,433
Interest and Dividends on Securities	2,572	2,474	1,739	8,952	7,225
Interest on Federal Funds Sold and Due From Banks	53	69	193	344	809
Total Interest Income	44,387	42,461	26,664	149,755	103,467

Interest Expense:
Interest on Deposits	3,736	4,345	4,908	17,562	19,753
Interest on Borrowings	1,067	1,184	1,129	4,547	3,516
Total Interest Expense	4,803	5,529	6,037	22,109	23,269

Net Interest Income	39,584	36,932	20,627	127,646	80,198

Provision for Loan Losses:	2,134	2,491	192	11,435	2,606

Net Interest Income After Provision for Loan Losses	37,450	34,441	20,435	116,211	77,592

Other Income:
Service Charges on Deposit Accounts	1,672	1,592	1,028	5,358	4,035
Gain on Sales of Securities	15	95	22	135	106
Gain on Sales of Loans	4,413	-	115	4,597	230
Other Income	3,447	2,530	1,091	11,474	6,337
Total Other Income	9,547	4,217	2,256	21,564	10,708

Other Expenses:
Salaries and Employee Benefits	14,908	15,430	9,025	57,394	35,126
Occupancy and Equipment Expense	3,373	3,228	1,715	11,380	7,628
Merger and Conversion-Related Expense	548	556	(1)	3,978	330
Other Expenses	10,773	7,737	4,464	28,241	15,364
Total Other Expenses	29,602	26,951	15,203	100,993	58,448

Income Before Income Taxes:	17,395	11,707	7,488	36,782	29,852

Provision for Income Taxes:	3,561	2,098	1,729	6,788	6,080

Net Income:	$13,834	$9,609	$5,759	$29,994	$23,772

                                      b1BANK.com

Business First Bancshares, Inc.

Consolidated Net Interest Margin

(Unaudited)

	Three Months Ended
	December 31, 2020			September 30, 2020			December 31, 2019
(Dollars in thousands)	Average Outstanding Balance	Interest Earned / Interest Paid	Average Yield / Rate	Average Outstanding Balance	Interest Earned / Interest Paid	Average Yield / Rate	Average Outstanding Balance	Interest Earned / Interest Paid	Average Yield / Rate

Assets

Interest-Earning Assets:
Total Loans (Excluding SBA PPP)	$2,685,093	$37,509	5.59%	$2,638,417	$37,250	5.65%	$1,698,947	$24,732	5.82%
SBA PPP Loans	365,058	4,253	4.66%	399,366	$2,668	2.67%	-	-	0.00%
Securities Available for Sale	603,192	2,572	1.71%	564,630	2,474	1.75%	290,034	1,739	2.40%
Interest-Bearing Deposit in Other Banks	61,485	53	0.34%	33,970	69	0.81%	31,648	193	2.44%
Total Interest-Earning Assets	3,714,828	44,387	4.78%	3,636,383	42,461	4.67%	2,020,629	26,664	5.28%
Allowance for Loan Losses	(21,020)			(19,329)			(12,174)
Noninterest-Earning Assets	335,852			316,577			200,727
Total Assets	$4,029,660	$44,387		$3,933,631	$42,461		$2,209,182	$26,664

Liabilities and Shareholders' Equity

Interest-Bearing Liabilities:
Interest-Bearing Deposits	$2,313,511	$3,736	0.65%	$2,262,774	$4,345	0.77%	$1,295,791	$4,908	1.52%
Subordinated Debt	25,000	422	6.75%	25,000	422	6.75%	25,000	422	6.75%
Subordinated Debt - Trust Preferred Securities	5,000	42	3.36%	5,000	45	3.60%	-	-	0.00%
Advances from Federal Home Loan Bank (FHLB)	105,640	407	1.54%	122,592	515	1.68%	96,763	516	2.13%
Paycheck Protection Program Liquidity Facility (PPPLF)	79,450	70	0.35%	107,076	95	0.35%	-	-	0.00%
Other Borrowings	37,605	126	1.34%	35,437	107	1.21%	67,087	191	1.14%
Total Interest-Bearing Liabilities	2,566,206	4,803	0.75%	2,557,879	5,529	0.86%	1,484,641	6,037	1.63%

Noninterest-Bearing Liabilities:
Noninterest-Bearing Deposits	$1,033,593			$957,090			$419,231
Other Liabilities	30,529			28,453			23,721
Total Noninterest-Bearing Liabilities	1,064,122			985,543			442,952
Shareholders' Equity:	399,332			390,209			281,589
Total Liabilities and Shareholders' Equity	$4,029,660			$3,933,631			$2,209,182

Net Interest Spread			4.03%			3.81%			3.65%
Net Interest Income		$39,584			$36,932			$20,627
Net Interest Margin			4.26%			4.06%			4.08%

Overall Cost of Funds			0.53%			0.63%			1.27%

NOTE: Average outstanding balances are determined utilizing monthly averages and average yield/rate is calculated utilizing a 30/360 day count convention.

                                      b1BANK.com

Business First Bancshares, Inc.

Consolidated Net Interest Margin

(Unaudited)

	Year Ended
	December 31, 2020			December 31, 2019
(Dollars in thousands)	Average Outstanding Balance	Interest Earned / Interest Paid	Average Yield / Rate	Average Outstanding Balance	Interest Earned / Interest Paid	Average Yield / Rate

Assets

Interest-Earning Assets:
Total Loans (Excluding SBA PPP)	2,342,034	$131,208	5.60%	$1,628,803	$95,433	5.86%
SBA PPP Loans	271,388	9,251	3.41%	-	-	0.00%
Securities Available for Sale	483,976	8,952	1.85%	300,038	7,225	2.41%
Interest-Bearing Deposit in Other Banks	48,345	344	0.71%	27,878	809	2.90%
Total Interest-Earning Assets	3,145,743	149,755	4.76%	1,956,719	103,467	5.29%
Allowance for Loan Losses	(16,540)			(11,762)
Noninterest-Earning Assets	296,917			191,124
Total Assets	$3,426,120	$149,755		$2,136,081	$103,467

Liabilities and Shareholders' Equity

Interest-Bearing Liabilities:
Interest-Bearing Deposits	1,978,295	$17,562	0.89%	$1,316,896	$19,753	1.50%
Subordinated Debt	25,000	1,688	6.75%	25,000	1,688	6.75%
Subordinated Debt - Trust Preferred Securities	3,341	121	3.62%	-	-	0.00%
Advances from Federal Home Loan Bank (FHLB)	113,999	1,945	1.71%	69,183	1,581	2.29%
Paycheck Protection Program Liquidity Facility (PPPLF)	65,857	237	0.36%	-	-	0.00%
Other Borrowings	43,286	556	1.28%	29,419	247	0.84%
Total Interest-Bearing Liabilities	2,229,778	22,109	0.99%	1,440,498	23,269	1.62%

Noninterest-Bearing Liabilities:
Noninterest-Bearing Deposits	812,332			402,147
Other Liabilities	27,672			20,231
Total Noninterest-Bearing Liabilities	840,004			422,378
Shareholders' Equity:	356,339			273,205
Total Liabilities and Shareholders' Equity	$3,426,120			$2,136,081

Net Interest Spread			3.77%			3.67%
Net Interest Income		$127,646			$80,198
Net Interest Margin			4.06%			4.10%

Overall Cost of Funds			0.73%			1.26%

NOTE: Average outstanding balances are determined utilizing monthly averages and average yield/rate is calculated utilizing a 30/360 day count convention.

                                      b1BANK.com

Business First Bancshares, Inc.

Non-GAAP Measures

(Unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands, except per share data)	2020	2020	2019	2020	2019

Interest Income:
Interest income	$44,387	$42,461	$26,664	$149,755	$103,467
Core interest income	44,387	42,461	26,664	149,755	103,467
Interest Expense:
Interest expense	4,803	5,529	6,037	22,109	23,269
Core interest expense	4,803	5,529	6,037	22,109	23,269
Provision for Loan Losses: (b)
Provision for loan losses	2,134	2,491	192	11,435	2,606
Core provision expense	2,134	2,491	192	11,435	2,606
Other Income:
Other income	9,547	4,217	2,256	21,564	10,708
Sale of impaired credit	-	-	-	-	(91)
(Gains) losses on former bank premises and equipment	(158)	635	125	351	719
(Gains) on sale of securities	(15)	(95)	(22)	(135)	(106)
(Gains) on sale of banking center	-	-	-	-	(581)
Core other income	9,374	4,757	2,359	21,780	10,649
Other Expense:
Other expense	29,602	26,951	15,203	100,993	58,448
Acquisition-related expenses (2)	(568)	(1,206)	(76)	(9,559)	(750)
Stock option exercises - excess taxes	-	-	-	(71)	-
Early lease termination	-	-	-	-	(87)
Core other expense	29,034	25,745	15,127	91,363	57,611
Pre-Tax Income: (a)
Pre-tax income	17,395	11,707	7,488	36,782	29,852
Sale of impaired credit	-	-	-	-	(91)
(Gains) losses on former bank premises and equipment	(158)	635	125	351	719
(Gains) on sale of securities	(15)	(95)	(22)	(135)	(106)
(Gains) on sale of banking center	-	-	-	-	(581)
Acquisition-related expenses (2)	568	1,206	76	9,559	750
Stock option exercises - excess taxes	-	-	-	71	-
Early lease termination	-	-	-	-	87
Core pre-tax income	17,790	13,453	7,667	46,628	30,630
Provision for Income Taxes: (1)
Provision for income taxes	3,561	2,098	1,729	6,788	6,080
Tax on sale of impaired credit	-	-	-	-	(19)
Tax on (gains) on former bank premises and equipment	(33)	133	26	74	151
Tax on (gains) on sale of securities	(3)	(20)	(5)	(28)	(22)
Tax on sale of banking center	-	-	(216)	-	(338)
Tax on acquisition-related expenses (2)	120	241	11	1,727	147
Tax on stock option exercises	-	-	-	601	-
Tax on early lease termination	-	-	-	-	18
Core provision for income taxes	3,645	2,452	1,545	9,162	6,017
Net Income:
Net income	13,834	9,609	5,759	29,994	23,772
Sale of impaired credit, net of tax	-	-	-	-	(72)
(Gains) losses on former bank premises and equipment , net of tax	(125)	502	99	277	568
(Gains) on sale of securities, net of tax	(12)	(75)	(17)	(107)	(84)
(Gains) on sale of banking center, net of tax	-	-	216	-	(243)
Acquisition-related expenses (2), net of tax	448	965	65	7,832	603
Stock option exercises, net of tax	-	-	-	(530)	-
Early lease termination, net of tax	-	-	-	-	69
Core net income	$14,145	$11,001	$6,122	$37,466	$24,613

Pre-tax, pre-provision earnings (a+b)	$19,529	$14,198	$7,680	$48,217	$32,458
Sale of impaired credit	-	-	-	-	(91)
(Gains) losses on former bank premises and equipment	(158)	635	125	351	719
(Gains) on sale of securities	(15)	(95)	(22)	(135)	(106)
Loss on sale of banking center	-	-	-	-	(581)

                                      b1BANK.com

Acquisition-related expenses (2)	568	1,206	76	9,559	750
Stock option exercises	-	-	-	71	-
Early lease termination	-	-	-	-	87
Core pre-tax, pre-provision earnings	$19,924	$15,944	$7,859	$58,063	$33,236

Average Diluted Shares Outstanding	20,726,648	20,704,444	13,638,168	18,243,445	13,670,777

Diluted Earnings Per Share:
Diluted earnings per share	$0.67	$0.46	$0.42	$1.64	1.74
Sale of impaired credit, net of tax	-	-	-	-	(0.01)
(Gains) losses on former bank premises and equipment , net of tax	(0.01)	0.02	0.01	0.02	0.04
(Gains) on sale of securities, net of tax	(0.00)	(0.00)	(0.00)	(0.01)	(0.01)
(Gains) on sale of banking center	-	-	0.02	-	(0.02)
Acquisition-related expenses (2), net of tax	0.02	0.05	0.00	0.43	0.05
Stock option exercises	-	-	-	(0.03)	-
Early lease termination, net of tax	-	-	-	-	0.01
Core diluted earnings per share	$0.68	$0.53	$0.45	$2.05	$1.80

Pre-tax, pre-provision profit diluted earnings per share	$0.94	$0.69	$0.56	$2.64	$2.37
Sale of impaired credit	-	-	-	-	(0.01)
(Gains) losses on former bank premises and equipment	(0.01)	0.03	0.01	0.02	0.06
(Gains) on sale of securities	(0.00)	(0.01)	(0.00)	(0.01)	(0.01)
(Gains) on sale of banking center	-	-	-	-	(0.04)
Acquisition-related expenses (2)	0.03	0.06	0.01	0.52	0.05
Stock option exercises	-	-	-	0.00	-
Early lease termination	-	-	-	-	0.01
Core pre-tax, pre-provision diluted earnings per share	$0.96	$0.77	$0.58	$3.18	$2.43

(1) Tax rates, exclusive of certain nondeductible merger-related expenses and goodwill, utilized were 21% for 2020 and 2019. These rates approximated the marginal tax rates.

(2) Includes merger and conversion-related expenses and salary and employee benefits.

                                      b1BANK.com

Business First Bancshares, Inc.

Non-GAAP Measures

(Unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands, except per share data)	2020	2020	2019	2020	2019

Total Quarterly/Year-to-Date Average Assets	$4,029,660	$3,933,631	$2,209,182	$3,426,120	$2,136,081
Total Quarterly/Year-to-Date Average Equity	$399,332	$390,209	$281,589	$356,339	$273,205

Net Income:
Net income	$13,834	$9,609	$5,759	$29,994	$23,772
Sale of impaired credit, net of tax	-	-	-	-	(72)
(Gains) losses on former bank premises and equipment , net of tax	(125)	502	99	277	568
(Gains) on sale of securities, net of tax	(12)	(75)	(17)	(107)	(84)
(Gains) on sale of banking center, net of tax	-	-	216	-	(243)
Acquisition-related expenses (2), net of tax	448	965	65	7,832	603
Stock option exercises, net of tax	-	-	-	(530)	-
Early lease termination, net of tax	-	-	-	-	69
Core net income	$14,145	$11,001	$6,122	$37,466	$24,613

Return on average assets	1.37%	0.98%	1.04%	0.88%	1.11%
Core return on average assets	1.40%	1.12%	1.11%	1.09%	1.15%
Return on equity	13.86%	9.85%	8.18%	8.42%	8.70%
Core return on average equity	14.17%	11.28%	8.70%	10.51%	9.01%

Interest Income:
Interest income	$44,387	$42,461	$26,664	$149,755	$103,467
Core interest income	44,387	42,461	26,664	149,755	103,467
Interest Expense:
Interest expense	4,803	5,529	6,037	22,109	23,269
Core interest expense	4,803	5,529	6,037	22,109	23,269
Other Income:
Other income	9,547	4,217	2,256	21,564	10,708
Sale of impaired credit	-	-	-	-	(91)
(Gains) losses on former bank premises and equipment	(158)	635	125	351	719
(Gains) on sale of securities	(15)	(95)	(22)	(135)	(106)
(Gains) on sale of banking center	-	-	-	-	(581)
Core other income	9,374	4,757	2,359	21,780	10,649
Other Expense:
Other expense	29,602	26,951	15,203	100,993	58,448
Acquisition-related expenses	(568)	(1,206)	(76)	(9,559)	(750)
Stock option exercises - excess taxes	-	-	-	(71)	-
Early lease termination	-	-	-	-	(87)
Core other expense	$29,034	$25,745	$15,127	$91,363	$57,611

Efficiency Ratio:
Other expense (a)	$29,602	$26,951	$15,203	$100,993	$58,448
Core other expense (c)	$29,034	$25,745	$15,127	$91,363	$57,611
Net interest and other income (1) (b)	$49,116	$41,054	$22,861	$149,075	$90,800
Core net interest and other income (1) (d)	$48,958	$41,689	$22,986	$149,426	$90,847
Efficiency ratio (a/b)	60.27%	65.65%	66.50%	67.75%	64.37%
Core efficiency ratio (c/d)	59.30%	61.75%	65.81%	61.14%	63.42%

Total Average Interest-Earnings Assets	$3,714,828	$3,636,383	$2,020,629	$3,145,743	$1,956,719

Net Interest Income:
Net interest income	$39,584	$36,932	$20,627	127,646	$80,198
Loan discount accretion	(2,567)	(2,270)	(800)	(6,592)	(2,602)
Net interest income excluding loan discount accretion	$37,017	$34,662	$19,827	$121,054	$77,596

Net interest margin (2)	4.26%	4.06%	4.08%	4.06%	4.10%
Net interest margin excluding loan discount accretion (2)	3.99%	3.81%	3.92%	3.85%	3.97%
Net interest spread	4.03%	3.81%	3.65%	3.77%	3.67%
Net interest spread excluding loan discount accretion	3.75%	3.56%	3.49%	3.56%	3.54%

(1) Excludes gains/losses on sales of securities.

(2) Calculated utilizing a 30/360 day count convention.

                                      b1BANK.com

Business First Bancshares, Inc.

Non-GAAP Measures

(Unaudited)

	December 31,	September 30,	December 31,
(Dollars in thousands, except per share data)	2020	2020	2019

Total Shareholders' (Common) Equity:
Total shareholders' equity	$409,963	$398,086	$285,097
Goodwill	(53,862)	(53,627)	(48,495)
Core deposit intangible	(9,734)	(10,061)	(6,694)
Total tangible common equity	$346,367	$334,398	$229,908

Total Assets:
Total assets	$4,160,360	$3,954,670	$2,273,835
Goodwill	(53,862)	(53,627)	(48,495)
Core deposit intangible	(9,734)	(10,061)	(6,694)
Total tangible assets	$4,096,764	$3,890,982	$2,218,646

Common shares outstanding	20,621,437	20,667,237	13,279,363

Book value per common share	$19.88	$19.26	$21.47
Tangible book value per common share	$16.80	$16.18	$17.31
Common equity to total assets	9.85%	10.07%	12.54%
Tangible common equity to tangible assets	8.45%	8.59%	10.36%

                                      b1BANK.com